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                                    Exhibit B

                                    AGREEMENT

         THIS AGREEMENT is made and entered into by and among Jesse T. Correll, an individual, First Southern Holdings, LLC, a Kentucky limited liability company, First Southern Bancorp, Inc., a Kentucky corporation, First Southern Funding, LLC, a Kentucky limited liability company, First Southern Capital Corp., LLC, a Kentucky limited liability company, First Southern Investments, LLC, a Kentucky limited liability company, Ward F. Correll, an individual, WCorrell, Limited Partnership, a Georgia limited partnership, Cumberland Lake Shell, Inc., a Kentucky corporation, and Dyscim LLC, a Kentucky limited liability company (collectively, the "Group").


                              W I T N E S S E T H :

         WHEREAS, each member of the Group may be deemed to beneficially own shares of the Common Stock of United Trust Group, Inc., an Illinois corporation ("UTG");

         WHEREAS, each member of the Group desires to file a single Schedule 13D under the Securities and Exchange Act of 1934, as amended (the "Act"), indicating the beneficial ownership of each member of the Group with respect to the Common Stock of UTG; and

         WHEREAS, the rules of Securities and Exchange Commission require that, when a Schedule 13D is filed on behalf of more than one person, the Schedule 13D shall include as an exhibit to the Schedule 13D an agreement in writing of such persons that the Schedule 13D is filed on behalf of each of them.

         NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties thereto, the parties hereto covenant and agree as follows:

         1. Jesse T. Correll, First Southern Holdings, LLC, First Southern Bancorp, Inc., First Southern Funding, LLC, First Southern Capital Corp., LLC, First Southern Investments, LLC, Ward F. Correll, WCorrell, Limited Partnership, Cumberland Lake Shell, Inc. and Dyscim, LLC agree that a single Schedule 13D and any amendments thereto relating to the shares of Common Stock of UTG shall be filed on behalf of each of them.

         2. Jesse T. Correll, First Southern Holdings, LLC, First Southern Bancorp, Inc., First Southern Funding, LLC, First Southern Capital Corp., LLC, First Southern Investments, LLC, Ward F. Correll, WCorrell, Limited Partnership, Cumberland Lake Shell, Inc. and Dyscim, LLC each acknowledge and agree that pursuant to Rule 13d-1 (f)(1) under the Act each of them is individually responsible for the timely filing of such Schedule 13D and any amendments thereto and for the completeness and accuracy of the information contained therein.

         3.     This Agreement shall not be assignable by any party hereto.

         4. This Agreement shall be terminated only upon the first to occur of the following: (a) the death of any of the individual parties hereto, (b) the dissolution, termination or settlement of First



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Southern  Holdings,  LLC, First Southern Bancorp,  Inc., First Southern Funding,
LLC, First Southern Capital Corp., LLC, First Southern Investments, LLC, WCorrell, Limited Partnership, Cumberland Lake Shell, Inc. and Dyscim, LLC or
(c) a written notice of termination given by any party hereto to all of the other parties hereto.

         5. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy hereof, but all of which together shall constitute a single instrument.

         6. Jesse T. Correll, First Southern Holdings, LLC, First Southern Bancorp, Inc., First Southern Funding, LLC, First Southern Capital Corp., LLC, First Southern Investments, LLC, Ward F. Correll, WCorrell, Limited Partnership, Cumberland Lake Shell, Inc. and Dyscim, LLC each acknowledge and agree that Jesse T. Correll shall be authorized as attorney-in-fact to sign, on behalf of each party to this Agreement, any Schedule 13D or amendments thereto that are required to be filed on behalf of the parties thereto.

         7. This Agreement supercedes the Agreement, dated January 7, 2000, among certain of the parties hereto, relating to the subject matter hereof.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 4th day of September, 2001.


                          FIRST SOUTHERN HOLDINGS, LLC


                          By /s/ RANDALL L. ATTKISSON

                          Title   PRESIDENT, SECRETARY/TREASURER



                          FIRST SOUTHERN BANCORP, INC.


                          By   /s/ JESSE T. CORRELL

                          Title   PRESIDENT



                          FIRST SOUTHERN FUNDING, LLC


                          By  /s/ JESSE T. CORRELL

                          Title   PRESIDENT



                          FIRST SOUTHERN CAPITAL CORP., LLC


                          By   /s/ JESSE T. CORRELL

                          Title    MANAGER



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                          FIRST SOUTHERN INVESTMENTS, LLC


                          By /s/ RANDALL L. ATTKISSON

                          Title   PRESIDENT



                            /s/ JESSE T. CORRELL
                          Jesse T. Correll, individually


                           /s/ WARD F. CORRELL
                          Ward F. Correll, individually


                          WCORRELL, LIMITED PARTNERSHIP


                          By   /s/ JESSE T. CORRELL

                          Title  MANAGING GENERAL PARTNER


                          CUMBERLAND LAKE SHELL, INC.


                          By   /s/ LEAH D. TAYLOR

                          Title   PRESIDENT


                          DYSCIM, LLC


                          By   /s/ JESSE T. CORRELL

                          Title  MANAGER



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